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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report                   MARCH 13, 1996
                  ----------------------------------------------


                           OCEANIC EXPLORATION COMPANY
                  ----------------------------------------------
             (Exact name of Registrant as specified in its charter)


     DELAWARE                       0-6540                 84-0591071
-----------------------          ------------          -------------------
(State or other juris-           (Commission            (I.R.S. Employer
diction of Incorporation         File Number)          Identification No.)


           5000 SOUTH QUEBEC STREET, SUITE 450, DENVER, COLORADO 80237
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                   (303) 220-8330
           -----------------------------------------------------------
                         (Registrant's telephone number)


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Item 5.   OTHER EVENTS

     On October 6, 1995, the Registrant filed a Form SB-2 Registration Statement with the Securities and Exchange Commission registering shares of common stock to be issued to stockholders pursuant to a rights offering. Under the terms of the rights offering, the Registrant offered the holders of its common stock, the right to subscribe for additional shares at a purchase price of $.10 per share on the basis of 1.5325 shares of common stock for each share held as of January 16, 1996. A total of 6,001,000 shares of common stock was offered to all stockholders. The Registration Statement was declared effective January 19, 1996 and copies of the corresponding prospectus and subscription documents were subsequently mailed to stockholders.

          The rights described in the Registration Statement expired on February 23, 1996. At the end of business on that date the Registrant had received subscriptions and payment for (i) 5,097,503 shares of common stock, at an aggregate purchase price of $509,750, pursuant to basic subscription rights and
(ii) 5,601,091 shares of common stock, at an aggregate purchase price of $560,109, pursuant to the over-subscription privilege. All subscriptions pursuant to basic subscription rights were accepted by the Registrant. Subscriptions for 903,497 shares of common stock, at an aggregate purchase price of $90,350, pursuant to the over-subscription privilege were accepted by the Registrant. The remaining $469,759 received by the Registrant pursuant to unaccepted subscriptions pursuant to the over-subscription privilege has been returned to the subscribing stockholders.

     Net of offering costs, the Registrant raised approximately $523,000.

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              OCEANIC EXPLORATION COMPANY
                                              ------------------------------
                                                                (Registrant)



Date:  March 13, 1996                         /s/ Charles N. Haas
       -----------------------                -------------------------------
                                              Charles N. Haas         (Name)
                                              President              (Office)


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